SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 23, 2002 (APRIL 16, 2002)

NTL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30673	13-4105887

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 906-8440

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Exhibits

Exhibits

99.1	Non-binding Term Sheet, dated April 16, 2002

Item 9. FD Disclosure.

         On April 16, 2002, NTL Incorporated announced that it and an unofficial committee of its public bondholders had reached an agreement in principle to undertake a comprehensive recapitalization of the Company. In that connection, the Company and the unofficial bondholder committee entered into a non-binding Term Sheet in respect of the proposed recapitalization. There can be no assurance that the proposed recapitalization will be completed as it is reflected in the non-binding Term Sheet, or at all.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTL INCORPORATED (Registrant)

	By:	/s/ Richard J. Lubasch Name: Richard J. Lubasch Title: Executive Vice President, General Counsel

Dated: April 23, 2002

EXHIBIT INDEX

Exhibit

99.1	Non-binding Term Sheet, dated April 16, 2002.